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                                                                    Exhibit 99.5


                          INDEPENDENT AUDITOR'S CONSENT





Board of Directors
HOM Corporation and Subsidiaries

     We consent to the incorporation in Form 10-KSB of our report dated December 20, 2002, relating to the consolidated balance sheets of HOM Corporation and Subsidiaries as of September 30, 2002, and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended September 30, 2002, 2001 and 2000.


/S/ Elliott Davis, LLC

Augusta, Georgia
January 13, 2003